Exhibit 21

Subsidiaries of Dean Foods Company

As of December 31, 2013

Legal Name	Jurisdiction of Organization	Owner	% Ownership
Alta-Dena Certified Dairy, LLC	DE	Dean West II, LLC	100.00%
Azuis Holding B.V.	Netherlands	Dean International Holding Company	100.00%
Berkeley Farms, LLC	CA	Dean West II, LLC	100.00%
Carnival Ice Cream N.V.	Netherlands	Dean Holding Company	100.00%
Cascade Equity Realty, LLC	DE	Suiza Dairy Group, LLC	100.00%
Country Fresh, LLC	MI	Dean East, LLC	100.00%
Dairy Group Receivables GP II, LLC	DE	Dean Dairy Holdings, LLC	100.00%
Dairy Group Receivables GP, LLC	DE	Suiza Dairy Group, LLC	100.00%
Dairy Group Receivables II, L.P.	DE	Dean Dairy Holdings, LLC	99.90%
		Dairy Group Receivables GP II, LLC	00.10%
Dairy Group Receivables, L.P.	DE	Suiza Dairy Group, LLC	99.90%
		Dairy Group Receivables GP, LLC	00.10%
Dairy Information Systems Holdings, LLC	DE	Suiza Dairy Group, LLC	100.00%
Dairy Information Systems, LLC	DE	Dairy Information Systems Holdings, LLC	100.00%
Dean Dairy Holdings, LLC	DE	Dean Holding Company	100.00%
Dean East II, LLC	DE	Dean Dairy Holdings, LLC	100.00%
Dean East, LLC	DE	Suiza Dairy Group, LLC	100.00%
Dean Foods North Central, LLC	DE	Dean East II, LLC	100.00%
Dean Foods of Wisconsin, LLC	DE	Suiza Dairy Group, LLC	100.00%
Dean Holding Company	WI	Dean Foods Company	100.00%
Dean Intellectual Property Services II, Inc.	DE	DIPS Limited Partner II	100.00%
Dean International Holding Company	DE	Dean Foods Company	100.00%
Dean Management, LLC	DE	Dean Foods Company	100.00%
Dean Puerto Rico Holdings, LLC	DE	Dean Foods Company	100.00%
Dean Services, LLC	DE	Dean Management, LLC	100.00%
Dean Transportation, Inc.	OH	Dean Dairy Holdings, LLC	100.00%
Dean West II, LLC	DE	Dean Dairy Holdings, LLC	100.00%
Dean West, LLC	DE	Suiza Dairy Group, LLC	100.00%
DFC Aviation Services, LLC	DE	Dean Management, LLC	100.00%
DFC Energy Partners, LLC	DE	Dean Foods Company	100.00%
DGI Ventures, Inc.	DE	Dean Foods Company	100.00%
DIPS Limited Partner II	DE	Dean Holding Company	100.00%
Franklin Holdings, Inc.	DE	Dean Foods Company	100.00%
Franklin Plastics, Inc.	DE	Franklin Holdings, Inc.	99.50%
Fresh Dairy Delivery, LLC	DE	Dean Transportation, Inc.	100.00%
Gandy’s Dairies, LLC	DE	Dean West II, LLC	100.00%
Garelick Farms, LLC	DE	Dean East, LLC	100.00%
Importadora y Distribuidora Dean Foods, S.A. de C.V.	Mexico	Tenedora Dean Foods Internacional, S.A. de C.V.	99.00%
		Dean Dairy Holdings, LLC	1.00%
Land-O-Sun Dairies, LLC.	DE	Dean East, LLC	80.00%
		Dean Foods Company	20.00%
Mayfield Dairy Farms, LLC	DE	Dean East II, LLC	100.00%
Midwest Ice Cream Company, LLC	DE	Dean East II, LLC	100.00%

Legal Name	Jurisdiction of Organization	Owner	% Ownership
Model Dairy, LLC	DE	Dean West, LLC	100.00%
Morningstar Receivables GP, LLC	DE	Suiza Dairy Group, LLC	100.00%
Morningstar Receivables, L.P.	DE	Suiza Dairy Group, LLC	99.90%
		Morningstar Receivables GP, LLC	0.10%
Reiter Dairy, LLC	DE	Dean East II, LLC	100.00%
Sampson Ventures, LLC	DE	Suiza Dairy Group, LLC	100.00%
Shenandoah’s Pride, LLC	DE	Garelick Farms, LLC	100.00%
Southern Foods Group, LLC	DE	Dean West, LLC	100.00%
Suiza Dairy Group, LLC	DE	Dean Foods Company	100.00%
Tenedora Dean Foods Internacional, S.A. de C.V.	Mexico	Dean West II, LLC	99.98%
		Dean Holding Company	0.02%
Tuscan/Lehigh Dairies, Inc.	DE	Garelick Farms, LLC	100.00%
Verifine Dairy Products of Sheboygan, LLC	WI	Dean East II, LLC	100.00%